Eastern Virginia Bankshares, Inc. Announces Prepayment of $107.5 Million of FHLB Advances

TAPPAHANNOCK, Va., Aug. 16, 2013 /PRNewswire/ -- Eastern Virginia Bankshares, Inc. (NASDAQ: EVBS) (the "Company"), the holding company for EVB (the "Bank"), announced today the prepayment of $107.5 million of long-term Federal Home Loan Bank ("FHLB") advances, successfully completing one of the Company's previously disclosed strategic initiatives. This transaction immediately improves the Company's financial position by increasing the Company's net interest margin and is a significant step towards optimizing the Company's balance sheet. The borrowings extinguished were fixed rate advances with a weighted average remaining maturity of 3.5 years and a current weighted average interest rate of 4.14%; $94.0 million of the prepaid FHLB advances were callable quarterly by the FHLB. The repayment of the FHLB advances triggered a prepayment penalty of $11.5 million, or $0.67 per fully diluted share, all of which will be recognized in the third quarter of 2013 and which the Company expects to be offset in future periods by a higher net interest margin. The remaining $10.0 million of long-term FHLB advances will be paid off at maturity in September 2013.

Joe A. Shearin, President and Chief Executive Officer commented, "We continue to evaluate and implement strategies to strengthen our financial condition and increase profitability going forward. In this low interest rate environment, these high cost long-term borrowings have created a sizeable amount of negative pressure on our balance sheet. Prepayment of these advances has allowed us to utilize excess liquidity, modestly shrink the balance sheet, improve our net interest margin and reduce our reliance on non-core funding while maintaining a prudent interest rate risk profile."

Results of the Transaction

The Company expects the prepayment of these long-term FHLB advances to:

  Eliminate an estimated $4.5 million in annualized interest cost going forward, reducing the Company's overall future cost of funds.
  Improve the Company's annualized net interest margin by approximately 65 basis points.
  Reduce the Company's cash on hand and short-term investments, which earn only modest returns in the current interest rate environment.
  Better position the Company to compete in the current interest rate environment while maintaining a flexible liquidity position for future opportunities.

Forward-Looking Statements

Certain statements contained in this release that are not historical facts may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, certain statements may be contained in the Company's future filings with the Securities Exchange Commission ("SEC"), in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements. Examples of forward-looking statements contained in this release include, but are not limited to: (i) statements of plans, objectives and expectations of the Company or its management or Board of Directors, including those relating to current and future financial and balance sheet management strategies and future repayments of FHLB advances; (ii) projections or estimates of impacts of the Company's balance sheet management strategies and FHLB prepayments, including impacts on the Company's net interest margin, interest expense (including on an annualized basis), sensitivity to changes in interest rates, and liquidity; and (iii) statements of assumptions underlying such statements.

Words such as "believes," "anticipates," "expects," "intends," "targeted," "continue," "remain," "will," "should," "may" and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those discussed in or implied by such statements. Factors that could cause actual results to differ from those discussed in or implied by the forward-looking statements include, but are not limited to (a) changes in interest rates that adversely affect the Company's net interest margin, liquidity, or interest rate sensitivity; (b) changes in government monetary policy, interest rates, deposit flow, the cost of funds, and demand for loan products and financial services that impact the Company's financial condition or results of operations; (c) other circumstances that may be out of the Company's control; and (d) other risk factors disclosed on the Company's filings with the SEC including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions and projections within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance, actions or achievements of the Company will not differ materially from any future results, performance, actions or achievements expressed or implied by such forward-looking statements. Readers should not place undue reliance on such statements, which speak only as of the date of this report. The Company does not undertake any steps to update any forward-looking statement that may be made from time to time by it or on its behalf.

Contact:	Adam Sothen Chief Financial Officer Voice: (804) 443-8404 Fax: (804) 445-1047